Exhibit 10.4

SECURITY AGREEMENT

This Security Agreement (this “Security Agreement”), dated as of July 15, 2009, is executed by OccuLogix, Inc. (dba TearLab Corporation), a Delaware corporation (together with its successors and assigns, “Company”), in favor of Collateral Agent (as herein defined) on behalf of the Investors listed on the signature pages hereof.

RECITALS

A.            Company and the Investors have entered into a Note Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), pursuant to which the Company has issued convertible promissory notes, dated as of the dates listed on Schedule 1 thereto (as amended, modified or otherwise supplemented from time to time, each a “Note” and collectively, the “Notes”).

B.             In order to induce each Investor to extend the credit evidenced by the Notes, Company has agreed to enter into this Security Agreement and to grant Collateral Agent, for the benefit of itself and the Investors, the security interest in the Collateral described below.

AGREEMENT

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Company hereby agrees with Collateral Agent and the Investors as follows:

1.              Definitions and Interpretation.  When used in this Security Agreement, the following terms have the following respective meanings:

“Collateral” has the meaning given to that term in Section 2 hereof.

“Obligations” means all loans, advances, debts, liabilities and obligations, howsoever arising, owed by Company to Collateral Agent and the Investors of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of the Notes and the other Transaction Documents, including, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

“Permitted Liens” means (a) Liens for taxes not yet delinquent or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established; (b) Liens in respect of property or assets imposed by law which were incurred in the ordinary course of business, such as carriers’, warehousemen’s, materialmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings; (c) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, and other Liens to secure the performance of tenders, statutory obligations, contract bids, government contracts, performance and return of money bonds and other similar obligations, incurred in the ordinary course of business, whether pursuant to statutory requirements, common law or consensual arrangements; (d) Liens in favor of the Collateral Agent; (e) Liens upon any equipment acquired or held by Company or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, so long as such Lien extends only to the equipment financed, and any accessions, replacements, substitutions and proceeds (including insurance proceeds) thereof or thereto; (f) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under  the Note; (g) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods, (h) Liens which constitute rights of setoff of a customary nature or banker’s liens, whether arising by law or by contract; (i) Liens on insurance proceeds in favor of insurance companies granted solely as security for financed premiums; and (j) leases or subleases and licenses or sublicenses granted in the ordinary course of Company’s business.

“UCC” means the Uniform Commercial Code as in effect in the State of California from time to time.

All capitalized terms not otherwise defined herein shall have the respective meanings given in the Notes. Unless otherwise defined herein, all terms defined in the UCC have the respective meanings given to those terms in the UCC.

2.             Grant of Security Interest.  As security for the Obligations, Company hereby pledges to Collateral Agent and grants to Collateral Agent a security interest of first priority in all right, title and interests of Company in and to the property described in Attachment 1 hereto, whether now existing or hereafter from time to time acquired (collectively, the “Collateral”).

Notwithstanding the foregoing, the security interest granted herein shall not extend to and the term “Collateral” shall not include any equipment or other property financed by a third party, provided that such third party’s Liens are Liens of the type described in subsection (e) of the definition of Permitted Liens; provided further that such equipment or other property shall be deemed “Collateral” hereunder if such third party’s Lien is released or otherwise terminated.

3.             General Representations and Warranties.  Company represents and warrants to Collateral Agent and the Investors that (a) Company is the owner of the Collateral (or, in the case of after-acquired Collateral, at the time Company acquires rights in the Collateral, will be the owner thereof) and that no other Person has (or, in the case of after-acquired Collateral, at the time Company acquires rights therein, will have) any right, title, claim or interest (by way of Lien or otherwise) in, against or to the Collateral, other than Permitted Liens; (b) upon the filing of UCC-1 financing statements in the appropriate filing offices, Collateral Agent has (or in the case of after-acquired Collateral, at the time Company acquires rights therein, will have) a first priority perfected security interest in the Collateral to the extent that a security interest in the Collateral can be perfected by such filing, except for Permitted Liens; (c) all Inventory has been (or, in the case of hereafter produced Inventory, will be) produced in compliance with applicable laws, including the Fair Labor Standards Act; (d) all accounts receivable and payment intangibles are genuine and enforceable against the party obligated to pay the same; (e) the originals of all documents evidencing all accounts receivable and payment intangibles of Company and the only original books of account and records of Company relating thereto are, and will continue to be, kept at the chief executive office of Company set forth on Schedule B or at such other locations as Company may establish in accordance with Section 5(d), and (f) all information set forth in Schedules A and B hereto is true and correct.

4.           Covenants Relating to Collateral.  Company hereby agrees (a) to perform all acts that may be necessary to maintain, preserve, protect and perfect the Collateral, the Lien granted to Collateral Agent therein and the perfection and priority of such Lien, except for Permitted Liens; (b) not to use or permit any Collateral to be used (i) in violation in any material respect of any applicable law, rule or regulation, or (ii) in violation of any policy of insurance covering the Collateral; (c) to pay promptly when due all taxes and other governmental charges, all Liens and all other charges now or hereafter imposed upon or affecting any Collateral; (d) without written notice to Collateral Agent, (i) not to change Company’s state of incorporation, and (ii) not to keep Collateral consisting of equipment or inventory at any location other than the locations set forth in item 4 of Schedule B hereto, and (f) to procure, execute and deliver from time to time any endorsements, assignments, financing statements and other writings reasonably deemed necessary or appropriate by Collateral Agent to perfect, maintain and protect its Lien hereunder and the priority thereof and to deliver promptly upon the request of Collateral Agent all originals of Collateral consisting of instruments.

5.           Authorized Action by Collateral Agent.  Company hereby irrevocably appoints Collateral Agent as its attorney-in-fact (which appointment is coupled with an interest) and agrees that Collateral Agent may perform (but Collateral Agent shall not be obligated to and shall incur no liability to Company or any third party for failure so to do) any act which Company is obligated by this Security Agreement to perform, and to exercise such rights and powers as Company might exercise with respect to the Collateral, including the right to (a) collect by legal proceedings or otherwise and endorse, receive and receipt for all dividends, interest, payments, proceeds and other sums and property now or hereafter payable on or on account of the Collateral; (b) enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for the Collateral; (c) make any compromise or settlement, and take any action it deems advisable, with respect to the Collateral; (d) insure, process and preserve the Collateral; (e) pay any indebtedness of Company relating to the Collateral; and (f) file UCC financing statements and execute other documents, instruments and agreements required hereunder; provided, however, that Collateral Agent shall not exercise any such powers granted pursuant to subsections (a) through (e) prior to the occurrence of an Event of Default and shall only exercise such powers during the continuance of an Event of Default.  Company agrees to reimburse Collateral Agent upon demand for any reasonable costs and expenses, including attorneys’ fees, Collateral Agent may incur while acting as Company’s attorney-in-fact hereunder, all of which costs and expenses are included in the Obligations.  It is further agreed and understood between the parties hereto that such care as Collateral Agent gives to the safekeeping of its own property of like kind shall constitute reasonable care of the Collateral when in Collateral Agent’s possession; provided, however, that Collateral Agent shall not be required to make any presentment, demand or protest, or give any notice and need not take any action to preserve any rights against any prior party or any other person in connection with the Obligations or with respect to the Collateral.

6.           Default and Remedies.

(a)           Default.  Company shall be deemed in default under this Security Agreement upon the occurrence and during the continuance of an Event of Default (as defined in the Notes).

(b)           Remedies.  Upon the occurrence and during the continuance of any such Event of Default, Collateral Agent shall have the rights of a secured creditor under the UCC, all rights granted by this Security Agreement and by law, including the right to:  (a) require Company to assemble the Collateral and make it available to Collateral Agent and the Investors at a place to be designated by Collateral Agent and the Investors; and (b) prior to the disposition of the Collateral, store, process, repair or recondition it or otherwise prepare it for disposition in any manner and to the extent Collateral Agent and the Investors deem appropriate.  Company hereby agrees that ten (10) days’ notice of any intended sale or disposition of any Collateral is reasonable.  In furtherance of Collateral Agent’s rights hereunder, Company hereby grants to Collateral Agent an irrevocable, non-exclusive license, exercisable without royalty or other payment by Collateral Agent, and only in connection with the exercise of remedies hereunder, to use, license or sublicense any patent, trademark, trade name, copyright or other intellectual property in which Company now or hereafter has any right, title or interest together with the right of access to all media in which any of the foregoing may be recorded or stored.

(c)           Application of Collateral Proceeds.  The proceeds and/or avails of the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by Collateral Agent at the time of, or received by Collateral Agent after, the occurrence of an Event of Default) shall be paid to and applied as follows:

(i)      First, to the payment of reasonable costs and expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys’ fees, incurred or made hereunder by Collateral Agent;

(ii)    Second, to the payment to each Investor of the amount then owing or unpaid on such Investor’s Note, and in case such proceeds shall be insufficient to pay in full the whole amount so due, owing or unpaid upon such Note, then its Pro Rata Share of the amount remaining to be distributed (to be applied first to accrued interest and second to outstanding principal);

(iii)   Third, to the payment of other amounts then payable to each Investor under any of the Transaction Documents, and in case such proceeds shall be insufficient to pay in full the whole amount so due, owing or unpaid under such Transaction Documents, then its Pro Rata Share of the amount remaining to be distributed; and

(iv)   Fourth, to the payment of the surplus, if any, to Company, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

For purposes of this Security Agreement, the term “Pro Rata Share” shall mean, when calculating a Investor’s portion of any distribution or amount, that distribution or amount (expressed as a percentage) equal to a fraction (i) the numerator of which is the original outstanding principal amount of such Investor’s Note and (ii) the denominator of which is the original aggregate outstanding principal amount of all Notes issued under the Purchase Agreement.  In the event that a Investor receives payments or distributions in excess of its Pro Rata Share, then such Investor shall hold in trust all such excess payments or distributions for the benefit of the other Investors and shall pay such amounts held in trust to such other Investors upon demand by such Investors.

7.           Collateral Agent.

(a)           Appointment.  The Investors hereby appoint Sasha Cucuz as collateral agent for the Investors under this Security Agreement (in such capacity, the “Collateral Agent”) to serve from the date hereof until the termination of the Security Agreement.

(b)           Powers and Duties of Collateral Agent, Indemnity by Investors.

(i)     Each Investor hereby irrevocably authorizes the Collateral Agent to take such action and to exercise such powers hereunder as provided herein or as requested in writing by the Investors of a Majority in Interest (as defined in the Notes) in accordance with the terms hereof, together with such powers as are reasonably incidental thereto.  Collateral Agent may execute any of its duties hereunder by or through agents or employees and shall be entitled to request and act in reliance upon the advise of counsel concerning all matters pertaining to its duties hereunder and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance therewith.

(ii)    Neither the Collateral Agent nor any of its directors, officers or employees shall be liable or responsible to any Investor or to Company for any action taken or omitted to be taken by Collateral Agent or any other such person hereunder or under any related agreement, instrument or document, except in the case of gross negligence or willful misconduct on the part of the Collateral Agent, nor shall the Collateral Agent or any of its directors, officers or employees be liable or responsible for (i) the validity, effectiveness, sufficiency, enforceability or enforcement of the Notes, this Security Agreement or any instrument or document delivered hereunder or relating hereto; (ii) the title of Company to any of the Collateral or the freedom of any of the Collateral from any prior or other liens or security interests; (iii) the determination, verification or enforcement of Company’s compliance with any of the terms and conditions of this Security Agreement; (iv) the failure by Company to deliver any instrument  or document required to be delivered pursuant to the terms hereof; or (v) the receipt, disbursement, waiver, extension or other handling of payments or proceeds made or received with respect to the collateral, the servicing of the Collateral or the enforcement or the collection of any amounts owing with respect to the Collateral.

(iii)   In the case of this Security Agreement and the transactions contemplated hereby and any related document relating to any of the Collateral, each of the Investors agrees to pay to the Collateral Agent, on demand, its Pro Rata Share of all fees and all expenses incurred in connection with the operation and enforcement of this Security Agreement, the Notes or any related agreement to the extent that such fees or expenses have not been paid by Company.  In the case of this Security Agreement  and each instrument and document relating to any of the Collateral, each of the Investors and the Company hereby agrees to hold the Collateral Agent harmless, and to indemnify the Collateral Agent from and against any and all loss, damage, expense or liability which may be incurred by the Collateral Agent under this Security Agreement and the transactions contemplated hereby and any related agreement or other instrument or document, as the case may be, unless such liability shall be caused by the willful misconduct or gross negligence of the Collateral Agent.

(c)           Resignation; Successor.

(i)     Collateral Agent may resign upon 15 days prior written notice to the Investors (unless such notice is waived by a Majority in Interest) and Company (provided that notice to the Company will not be required if an Event of Default exists or such notice is waived by Company).  If Collateral Agent resigns under this Agreement, a Majority in Interest shall be entitled, (so long as no Event of Default has occurred and is continuing) with the consent of Company (such consent not to be unreasonably withheld, delayed, or conditioned), to appoint a successor Collateral Agent for the Investors.

(ii)    If no successor Collateral Agent is appointed prior to the effective date of the resignation of Collateral Agent, Collateral Agent may appoint, after consulting with the Investors and Company, a successor Collateral Agent.  If Collateral Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, a Majority in Interest may agree in writing to remove and replace Collateral Agent with a successor Collateral Agent from among the Investors (so long as no Event of Default has occurred and is continuing) with the consent of Company (such consent not to be unreasonably withheld, delayed, or conditioned).

(iii)   In any such event, upon the acceptance of his, her or its appointment as successor Collateral Agent hereunder, such successor Collateral Agent shall succeed to all the rights, powers, and duties of the retiring Collateral Agent and the term "Collateral Agent" shall mean such successor Collateral Agent, and the retiring Collateral Agent's appointment, powers, and duties as Collateral Agent shall be terminated.  After any retiring Collateral Agent's resignation hereunder as Collateral Agent, the provisions of this Section 7 shall inure to its benefit as to any actions taken or omitted to be taken by him, her or it while it was Collateral Agent under this Agreement.  If no successor Collateral Agent has accepted appointment as Collateral Agent by the date which is 15 days following a retiring Collateral Agent's notice of resignation, the retiring Collateral Agent's resignation shall nevertheless thereupon become effective and the Investors shall perform all of the duties of Collateral Agent hereunder until such time, if any, as the Investors appoint a successor Collateral Agent, as provided for above.

(iv)  Notwithstanding the foregoing, in the event that the initial Collateral Agent or his employer is reasonably likely to have a conflict of interest as a result of his role as Collateral Agent, then Collateral Agent may resign, effective immediately upon written notice to the Investors and Company (provided that notice to the Company will not be required if an Event of Default exists or such notice is waived by Company).

8.             Miscellaneous.

(a)           Notices.  Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon Company or Collateral Agent under this Security Agreement shall be in writing and faxed, mailed or delivered to each party to the facsimile number or its address set forth below (or to such other facsimile number or address as the recipient of any notice shall have notified the other in writing).  All such notices and communications shall be effective (a) when sent by Federal Express or other overnight service of recognized standing, on the business day following the deposit with such service; (b) when mailed, by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; and (d) when faxed, upon confirmation of receipt.

Collateral Agent:
Sasha Cucuz
5090 Explorer Dr., suite 203
Mississauga, ON L4W 4T9
	Telephone:	416-322-9700 x520
Company:
President
OccuLogix, Inc.
11025 Roselle Street, Suite 100
San Diego, CA 92121
	Telephone:	(858) 794-1400
	Facsimile:	(858) 794-1493
with a copy to:
Martin J. Waters
Wilson Sonsini Goodrich & Rosati, P.C.
12235 El Camino Real, Suite 200
San Diego, CA 92130
	Telephone:	(858) 350-2308
	Facsimile:	(858) 350-2399

(b)           Termination of Security Interest.  Upon the payment in full of all Obligations including conversion pursuant to the terms of the Notes and the cancellation or termination of any commitment to purchase Notes under the Purchase Agreement, the security interest granted herein shall terminate and all rights to the Collateral shall revert to Company.  Upon such termination Collateral Agent hereby authorizes Company to file any UCC termination statements necessary to effect such termination and Collateral Agent will, at Company’s expense, execute and deliver to Company any additional documents or instruments as Company shall reasonably request to evidence such termination.

(c)           Nonwaiver.  No failure or delay on Collateral Agent’s part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

(d)           Amendments and Waivers.  This Security Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Company and Collateral Agent.  Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

(e)           Assignments.  This Security Agreement shall be binding upon and inure to the benefit of Collateral Agent and Company and their respective successors and assigns; provided, however, that Company may not sell, assign or delegate rights and obligations hereunder without the prior written consent of Collateral Agent.

(f)           Cumulative Rights, etc.  The rights, powers and remedies of Collateral Agent under this Security Agreement shall be in addition to all rights, powers and remedies given to Collateral Agent by virtue of any applicable law, rule or regulation of any governmental authority, any Transaction Document or any other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Collateral Agent’s rights hereunder.  Company waives any right to require Collateral Agent to proceed against any person or entity or to exhaust any Collateral or to pursue any remedy in Collateral Agent’s power.

(g)           Payments Free of Taxes, Etc.  All payments made by Company under the Transaction Documents shall be made by Company free and clear of and without deduction for any and all present and future taxes, levies, charges, deductions and withholdings.  In addition, Company shall pay upon demand any stamp or other taxes, levies or charges of any jurisdiction with respect to the execution, delivery, registration, performance and enforcement of this Security Agreement.  Upon request by Collateral Agent, Company shall furnish evidence satisfactory to Collateral Agent that all requisite authorizations and approvals by, and notices to and filings with, governmental authorities and regulatory bodies have been obtained and made and that all requisite taxes, levies and charges have been paid.

(h)           Partial Invalidity.  If at any time any provision of this Security Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Security Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

(i)           Construction.  Each of this Security Agreement and the other Transaction Documents is the result of negotiations among, and has been reviewed by, Company, Investors, Collateral Agent and their respective counsel.  Accordingly, this Security Agreement shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against Company, Investors or Collateral Agent.

(j)           Entire Agreement.  This Security Agreement taken together with the other Transaction Documents constitute and contain the entire agreement of Company, Investors and Collateral Agent and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

(k)           Other Interpretive Provisions.   References in this Security Agreement and each of the other Transaction Documents to any document, instrument or agreement (a) includes all exhibits, schedules and other attachments thereto, (b) includes all documents, instruments or agreements issued or executed in replacement thereof, and (c) means such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time.  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Security Agreement or any other Transaction Document refer to this Security Agreement or such other Transaction Document, as the case may be, as a whole and not to any particular provision of this Security Agreement or such other Transaction Document, as the case may be.  The words “include” and “including” and words of similar import when used in this Security Agreement or any other Transaction Document shall not be construed to be limiting or exclusive.

(l)            Governing Law.  This Security Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to conflicts of law rules (except to the extent governed by the UCC).

(m)           Counterparts. This Security Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

[The remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, Company has caused this Security Agreement to be executed as of the day and year first above written.

OccuLogix, Inc. (dba TearLab Corporation)

By:	/s/ William Dumencu
Name: William Dumencu
Title: CFO

AGREED:

COLLATERAL AGENT

/s/ Sasha Cucuz,
As Collateral Agent

INVESTOR

By: /s/ John Cornish
Holder Name: John Cornish

By: /s/ John Cornish
Name: John Cornish Properties Corporation
If signing on behalf of an entity:
Name: John Cornish
Title: President

By: /s/ Sunil Dattani
Holder Name: Sunil Dattani

By: /s/ Alfonso Principato
Holder Name: Alfonso Principato

By: /s/ Mary Pejic
Holder Name: Mary Pejic

By: /s/ John Fredricks
Holder Name: John Fredricks

By: /s/ Janet E. Wright
Holder Name: Janet E. Wright

By: /s/ Brock J. Wright
Holder Name: Brock J. Wright

By: /s/ Tyler S. Forbes
Holder Name: Tyler S. Forbes

By: /s/ David A. Hall , Cindy L. Hall
Holder Name: David A. Hall, Cindy L. Hall

By: /s/ Jim Schumer
Holder Name: Jim Schumer
By: /s/ Tom Davidson
Holder Name: Tom Davidson, RLT UTD 8/27/90
If signing on behalf of an entity:
Name: Tom Davidson
Title: Trustee

By: /s/ Ryan Selwood
Holder Name: Ryan Selwood

By: /s/ Jim Fasano
Holder Name: Jim Fasano

By: /s/ Hafiz Lalani
Holder Name: Hafiz Lalani

By: /s/ Tony Morgan
Holder Name: Tony Morgan

By: /s/ Glenys White
Holder Name: Glenys White

By: /s/ Lynn Warheit
Holder Name: Lynn Warheit

By: /s/ Peter C. Meinig
Holder Name: Peter C. Meinig Revocable Trust
If signing on behalf of an entity:
Name: Peter C. Meinig
Title: Trustee

By: /s/ Elias Vamvakas
Holder Name: Greybrook Corporation
If signing on behalf of an entity:
Name: Elias Vamvakas
Title: President

By: /s/ Richard Lindstrom
Holder Name: Lindstrom Family LP
If signing on behalf of an entity:
Name: Richard Lindstrom
Title: Trustee

By: /s/ WS Investment Company (2009A)
Holder Name: WS Investment Company
If signing on behalf of an entity:
Name: James Terranova
Title: Director, WS Investments

ATTACHMENT 1

TO SECURITY AGREEMENT

All right, title, interest, claims and demands of Company in and to the following property:
    (i)        All Accounts;
   (ii)        All Chattel Paper;
  (iii)        All Commercial Tort Claims listed on Exhibit A;
  (iv)       All Deposit Accounts and cash;
   (v)       All Documents;
  (vi)       All Equipment;
 (vii)       All General Intangibles;
(viii)       All Goods;
   (ix)       All Instruments;
    (x)       All Intellectual Property;
   (xi)       All Inventory;
  (xii)       All Investment Property;
 (xiii)       All Letter-of-Credit Rights
 (xiv)       To the extent not otherwise included, all Proceeds and products of any and all of the foregoing, and all accessions to, substitutions and replacements for, and rents and profits of each of the foregoing.

The term “Intellectual Property” means all intellectual and similar property of every kind and nature now owned or hereafter acquired by Company, including inventions, designs, patents (whether registered or unregistered), copyrights (whether registered or unregistered), trademarks (whether registered or unregistered), trade secrets, domain names, confidential or proprietary technical and business information, know-how, methods, processes, drawings, specifications or other data or information and all memoranda, notes and records with respect to any research and development, software and databases and all embodiments or fixations thereof whether in tangible or intangible form or contained on magnetic media readable by machine together with all such magnetic media and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing. Company inventory that is currently being used in the Company’s clinical trials will not be included in the definition of “Collateral.”

All capitalized terms used in this Attachment 1 and not otherwise defined herein, shall have the respective meanings given to such terms in the Uniform Commercial Code of the State of California as in effect from time to time.

Exhibit A

to

Attachment 1 to Security Agreement

Commercial Tort Claims

SCHEDULE B
TO SECURITY AGREEMENT

COMPANY PROFILE

1.           Name.  The legal name of Company is and the address of its chief executive office is:

OccuLogix, Inc dba TearLab Corp.

Chairman & CEO – Elias Vamvakas – 11025 Roselle St., Suite 100 San Diego CA 92121

2.           Organizational Identification Number; Federal Employer Identification Number.

3.           State of Incorporation; Prior Names.  Company was incorporated on December 13, 1996 in the state of Delaware.  Since its incorporation Company has had the following legal names (other than its current legal name):

Date Company’s Name
Prior Name	Was Changed From Such Name

Vascular Sciences Corporation	July 2004

OccuLogix Corporation	July 2002 (merged with newly created Vascular Sciences Corporation)

Rheologix Corp. of America	Jan. 1999

4.           Company does business under the following trade names:

Trade Name	Is This Name Registered?	Registration No.	Registration Date

TearLab Corporation	Yes	2009-000694	Jan 08, 2009
(registered in San Diego County)

5.           Place of Business.  Company has the following places of business:

Brief Description
Address	Owner of Location	of Assets and Value

11025 Roselle St., Suite 100, San Diego CA 92121	Leased premises	Office, computer, lab and medical equipment

6.           Assets in Possession of Third Parties.  The following are names and addresses of all persons or entities other than Company, such as lessees, consignees, warehousemen or purchasers of chattel paper, which have possession or are intended to have possession of any of the Collateral consisting of instruments, chattel paper, inventory or equipment:

Name	Mailing Address	County	State

Delphi

7.           Qualification To Do Business.  Company is qualified to do business in the following states:

        California and Delaware

8.           Existing Security Interests.  Company’s assets are subject to the following security interest of Persons other than the Collateral Agent:

Assets	Name of Investor

N/A

9.           Tax Assessments.  The following tax assessments are currently outstanding and unpaid:

Assessing Authority	Amount and Description

N/A

10.           Guaranties.  Company has directly or indirectly guaranteed the following obligations of third parties:

Investor	Amount	Company

N/A

11.         Subsidiaries.  Company has the following subsidiaries (list jurisdiction and date of incorporation, federal employer identification number, type and value of assets):

TearLab, Inc., incorporated in Delaware on Jan.7, 2003 Primary assets are    intellectual property as included in audited financial statements files with the SEC.

OccuLogix, Holdings Inc., incorporated in Delaware on July 8, 2002 Primary assets are the ownership interests in two somewhat inactive subsidiaries - OccuLogix Canada Corp. and OccuLogix LLC

12.         Securities; Instruments.  The following is a complete list of all stocks, bonds, debentures, notes and other securities and investment property owned by Company (provide name of issuer, whether certificated or uncertificated, certificate no. (if applicable), number of shares):

N/A

13.        Bank Accounts; Securities Accounts.  The following is a complete list of all bank accounts and securities accounts maintained by Company (provide name and address of depository bank (or brokerage firm), type of account and account number):

Bank of America:

             US$ Operating Account -

Royal Bank of Canada:

             Cdn.$ Operating Account-

             US$ Operating Account   -

             Cdn.$ Payroll clearing Account -

Wells Fargo:

             US$ Operating Account -

             US$ Merchant Account  -

            AUD$ Operating Account -

14.        Commercial Tort Claims.  The following is a complete list of all commercial tort claims held by Company:

N/A